UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Surge Components, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SURGE COMPONENTS, INC.

95 East Jefryn Blvd.
Deer Park, New York 11729

2016 ANNUAL MEETING OF STOCKHOLDERS

OF

Surge Components, Inc.

SUPPLEMENT TO THE PROXY STATEMENT

This supplement (the “Supplement”) to the Proxy Statement (the “Proxy Statement”) of Surge Components, Inc. (“Surge” or the “Company”), dated October 21, 2016 and as supplemented on November 14, 2016, is being furnished by the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies for use at the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Thursday, January 5, 2017, at 9:00 a.m., local time, at our offices located at 95 E. Jefryn Blvd., Deer Park, New York 11729, and at any postponements or adjournments thereof.

The purpose of this Supplement is to provide supplemental information concerning the matters to be considered at the Annual Meeting. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, then the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement and GOLD proxy card distributed by the Company remain accurate and should be considered in voting your shares.

SETTLEMENT AGREEMENT

On December 22, 2016, Surge and the current members of the Board entered into a settlement agreement (the “Settlement Agreement”) with Michael D. Tofias and Bradley P. Rexroad. The Company provided a summary of the Settlement Agreement and the full text of the Settlement Agreement in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2016. The Settlement Agreement provides, among other things, that Messrs. Tofias and Rexroad have withdrawn their director nominations for the Board and stockholder proposals for the Annual Meeting and will vote all of their shares of common stock of the Company at the Annual Meeting in accordance with the Board’s recommendations in the Proxy Statement with respect to the election of the Board’s director nominees (Proposal 1), the ratification of the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016 (Proposal 3) and the ratification of the Company’s rights plan (Proposal 4).

MATTERS TO BE VOTED ON

Pursuant to the terms of the Settlement Agreement, the Stockholders have withdrawn their nomination of Messrs. Rexroad and Tofias as Class A directors and withdrawn their proposals to change the Company’s jurisdiction from Nevada to Delaware (Proposal 5), eliminate the classification of the Board (Proposal 6) and repeal any amendments to the Bylaws adopted by the Board without stockholder approval after February 18, 2016 ((Proposal 7). The Board has therefore determined that Proposals 5, 6 and 7 will not be presented for a vote of the stockholders at the Annual Meeting.

Accordingly, the Annual Meeting will be held for the following purposes:

1.	To elect two Class A directors to the Board from the nominees named in the Proxy Statement and any others properly nominated in accordance with Article II Section 5 of our Amended and Restated By-laws for a term of three years and until their respective successors are duly elected and qualified;

2.	To hold an advisory vote on the executive compensation of the Company’s named executive officers;

3.	To ratify the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016; and

4.	To ratify a rights plan designed to protect and preserve the substantial tax benefits of the Company’s net operating loss carryforwards.

The Board unanimously recommends that stockholders vote “for” the election of the Board’s nominees – Ira Levy and Steven J. Lubman – using the GOLD proxy card

The Board additionally recommends that stockholders vote “for”
proposals 2, 3 and 4

If you have already voted for Ira Levy and Steven J. Lubman and proposals 2, 3 and 4 on the GOLD proxy card, then no additional action is needed to make your vote effective

VOTING; REVOCABILITY OF PROXIES

If you have already voted your shares on the GOLD proxy card previously furnished to you by the Company and do not wish to change your vote, no further action is necessary, as the information in this Supplement does not affect the validity of your vote with respect to Proposals 1, 2, 3 and 4. Accordingly, GOLD proxy cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Pursuant to the Settlement Agreement, Messrs. Tofias and Rexroad will not vote any proxies given to them. If you have already voted your shares on the WHITE proxy card, your votes will not be counted unless you deliver a GOLD proxy card to the Company prior to the Annual Meeting.

If you have not yet returned a proxy card or submitted your voting instructions, or if you wish to revoke voting instructions you previously submitted on a WHITE proxy card, please complete the GOLD proxy card and disregard the solicitation to vote on Proposals 5, 6 and 7 previously included in the Proxy Statement and on the GOLD proxy card. Information regarding how to vote your shares is available in the Proxy Statement.

OTHER MATTERS

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials (including the GOLD proxy card), please contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 14th Floor

New York, NY 10036

Stockholders May Call Toll-Free: (877) 629-6357

Banks & Brokers May Call Collect: (212) 297-0720

Email: info@okapipartners.com

By order of the Board of Directors,

/s/ Ira Levy
Chief Executive Officer, President and Director

Deer Park, New York

December 30, 2016